Exhibit 99.1
HALLIBURTON ANNOUNCES FIRST QUARTER 2025 RESULTS
•Net income of $0.24 per diluted share.
•Adjusted net income per diluted share1 of $0.60.
•Revenue of $5.4 billion and operating margin of 8%.
•Adjusted operating margin2 of 14.5%.
•Approximately $250 million of share repurchases.
HOUSTON – April 22, 2025 – Halliburton Company (NYSE: HAL) announced today net income of $204 million, or $0.24 per diluted share, for the first quarter of 2025. This compares to net income for the first quarter of 2024 of $606 million, or $0.68 per diluted share. Adjusted net income3 in the first quarter of 2025, excluding impairments and other charges, was $517 million, or $0.60 per diluted share, compared to adjusted net income of
$679 million, or $0.76 per diluted share, in the first quarter of 2024. Halliburton’s total revenue for the first quarter of 2025 was $5.4 billion, compared to total revenue of $5.8 billion in the first quarter of 2024. Operating income was $431 million in the first quarter of
2025, compared to operating income of $987 million in the first quarter of 2024. Adjusted operating income4, excluding impairments and other charges, was $787 million in the first quarter of 2025.
“I am pleased with our performance in the first quarter. We delivered total company revenue of $5.4 billion and adjusted operating margin of 14.5%,” commented Jeff Miller, Chairman,
President and CEO.
“Our first quarter international tender activity was strong, Halliburton won meaningful integrated offshore work extending through 2026 and beyond. Customers awarded
Halliburton several contracts that demonstrate the strength of our value proposition and the power of our service quality execution.
“I am excited by the strong adoption of our groundbreaking technologies. We achieved the world’s first closed-loop, autonomous fracturing operation. I believe this unlocks the next big step in unconventionals.
“I firmly believe that despite recent pressures on the energy macro, Halliburton’s consistent focus on technology, collaboration, and service quality execution create value for our customers and drive long-term success for Halliburton and its shareholders,” concluded
Miller.
Operating Segments
Completion and Production
Completion and Production revenue in the first quarter of 2025 was $3.1 billion, a decrease of $253 million, or 8% when compared to the first quarter of 2024, while operating income was $531 million, a decrease of $157 million, or 23%. These results were primarily driven by decreased pressure pumping services and lower completion tool sales in the Western
Hemisphere. Partially offsetting these decreases were increased completion tool sales and improved stimulation activity in the Middle East.
Drilling and Evaluation
Drilling and Evaluation revenue in the first quarter of 2025 was $2.3 billion, a decrease of
$134 million, or 6% when compared to the first quarter of 2024, while operating income was
$352 million, a decrease of $46 million, or 12%. These results were primarily driven by decreased drilling services in Mexico and the Middle East, reduced project management activity in Mexico, and lower wireline activity in the Middle East/Asia. Partially offsetting these decreases was increased fluid services in the Middle East.
Geographic Regions
North America
North America revenue in the first quarter of 2025 was $2.2 billion, a 12% decrease when compared to the first quarter of 2024. This decline was primarily driven by lower stimulation activity in US Land and decreased completion tool sales in the Gulf of America. Partially offsetting these decreases were higher artificial lift activity and improved drilling services in
US Land and increased stimulation activity in the Gulf of America.
International
International revenue in the first quarter of 2025 was $3.2 billion, a decrease of 2% when compared to the first quarter of 2024.
Latin America revenue in the first quarter of 2025 was $896 million, a decrease of 19% year over year. This decrease was primarily due to lower activity across multiple product service lines in Mexico and decreased completion tool sales across the region. Partially offsetting these decreases were increased drilling-related services in Argentina, Brazil, and the
Caribbean.
Europe/Africa revenue in the first quarter of 2025 was $775 million, an increase of 6% year over year. This increase was primarily driven by improved activity across multiple product service lines in Norway, higher well construction activity in Namibia, as well as improved completion tools sales in the Caspian Area. Partially offsetting these increases was decreased activity across multiple product service lines in Senegal and Italy.
Middle East/Asia revenue in the first quarter of 2025 was $1.5 billion, an increase of 6%
year over year. This improvement was due to higher activity across multiple product service lines in Kuwait, increased stimulation activity and improved completion tool sales in Saudi
Arabia, and increased fluid services in the United Arab Emirates. Partially offsetting these increases were lower well construction activity in Saudi Arabia and Australia, decreased completion tool sales in Malaysia, and reduced drilling-related activity in Oman.
Other Financial Items
During the first quarter of 2025, Halliburton:
•Repurchased approximately $250 million of its common stock.
•Paid dividends of $0.17 per share.
•Spent $30 million on SAP S4 migration.
•Recognized a pre-tax charge of $356 million as a result of severance costs, an impairment of assets held for sale, an impairment on real estate facilities, and other items. This charge was included in “Impairments and other charges” in the
Company’s Condensed Consolidated Statements of Operations.
Selective Technology & Highlights
•Halliburton Energy Services and Coterra Energy Inc. announced the launch of autonomous hydraulic fracturing technology in North America with the Octiv® Auto
Frac service, which is part of the ZEUS platform. This technology automates stage delivery execution with the push of a button. Coterra is the first operator to fully automate and control their hydraulic fracturing design and execution.
•Halliburton announced a contract award from Petrobras for integrated drilling services across several offshore fields in Brazil, the result of a competitive process. The contract scope includes drilling services for development and exploration wells over a three-year period. In this contract, Halliburton will provide iCruise® intelligent rotary steerable system (RSS) to reduce well time and place wells accurately, and LOGIX™
automation and remote operations platform to improve well construction consistency and performance. Halliburton will also provide its ultra-deep resistivity service,
EarthStar®, to position production boreholes and map reservoirs.
•Halliburton announced the launch of the new EcoStar® electric tubing-retrievable safety valve (eTRSV). This second-generation product builds on the success of the industry’s first electric TRSV, which won the OTC Spotlight on New Technology Award in 2017. With the new EcoStar eTRSV, Halliburton solved a three-decade industry challenge by eliminating hydraulic actuations from safety valve systems.
•Halliburton and Sekal AS deployed the world’s first automated on-bottom drilling system with the integration of Halliburton’s LOGIX™ automation and remote operations, Sekal’s Drilltronics®, and the rig automation control system. The team delivered a well for Equinor on the Norwegian Continental Shelf with an integrated closed-loop control solution. This solution orchestrates autonomous directional drilling with automated wellbore hydraulics and dynamic surface drilling rig equipment control. The team is now able to optimize drilling parameters in real time and deliver precise well placement with the single push of a button through integrated automated rig controls.

(1)	Adjusted net income per diluted share is a non-GAAP financial measure; please see definition of Adjusted Net Income Per Diluted Share in Footnote Table 2.

(2)	Adjusted operating margin is a non-GAAP financial measure; please see reconciliation of Operating Income to Adjusted Operating Income in Footnote Table 1.

(3)	Adjusted net income is a non-GAAP financial measure; please see reconciliation of Net Income to Adjusted Net Income in Footnote Table 2.

(4)	Adjusted operating income is a non-GAAP financial measure; please see reconciliation of Operating Income to Adjusted Operating Income in Footnote Table 1.
About Halliburton
Halliburton is one of the world’s leading providers of products and services to the energy industry. Founded in 1919, we create innovative technologies, products, and services that help our customers maximize their value throughout the life cycle of an asset and advance a sustainable energy future. Visit us at www.halliburton.com; connect with us on LinkedIn,
YouTube, Instagram, and Facebook.
Forward-looking Statements
The statements in this press release that are not historical statements are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: changes in the demand for or price of oil and/or natural gas, including as a result of development of alternative energy sources, general economic conditions such as inflation and recession, the ability of the OPEC+ countries to agree on and comply with production quotas, and other causes; changes in capital spending by our customers; the modification, continuation or suspension of our shareholder return framework, including the payment of dividends and purchases of our stock, which will be subject to the discretion of our Board of Directors and may depend on a variety of factors, including our results of operations and financial condition, growth plans, capital requirements and other conditions existing when any payment or purchase decision is made; potential catastrophic events related to our operations, and related indemnification and insurance; protection of intellectual property rights; cyber-attacks and data security; compliance with environmental laws; changes in government regulations and regulatory requirements, particularly those related to oil and natural gas exploration, the environment, radioactive sources, explosives, chemicals, hydraulic fracturing services, and climate-related initiatives; assumptions regarding the generation of future taxable income, and compliance with laws related to and disputes with taxing authorities regarding income taxes; risks of international operations, including risks relating to unsettled political conditions, war, the effects of terrorism, foreign exchange rates and controls, international trade and regulatory controls, tariffs, and sanctions, and doing business with national oil companies; weather-related issues, including the effects of hurricanes and tropical storms; delays or failures by customers to make payments owed to us; infrastructure issues in the oil and natural gas industry; availability and cost of highly skilled labor and raw materials; completion of potential dispositions, and acquisitions, and integration and success of acquired businesses and joint ventures. Halliburton's Form 10-K for the year ended December 31, 2024, recent Current Reports on Form 8-K and other
Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect Halliburton's business, results of operations, and financial condition. Halliburton undertakes no obligation to revise or update publicly any forward-
looking statements for any reason.
HALLIBURTON COMPANY
Condensed Consolidated Statements of Operations
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2025	2024	2024
Revenue:
Completion and Production	$3,120	$3,373	$3,178
Drilling and Evaluation	2,297	2,431	2,432
Total revenue	$5,417	$5,804	$5,610
Operating income:
Completion and Production	$531	$688	$629
Drilling and Evaluation	352	398	401
Corporate and other	(66)	(65)	(65)
SAP S4 upgrade expense	(30)	(34)	(33)
Impairments and other charges (a)	(356)	—	—
Total operating income	431	987	932
Interest expense, net	(86)	(92)	(84)
Other, net (b)	(39)	(108)	(55)
Income before income taxes	306	787	793
Income tax provision (c)	(103)	(178)	(179)
Net income	$203	$609	$614
Net (income) loss attributable to noncontrolling interest	1	(3)	1
Net income attributable to company	$204	$606	$615

Basic and diluted net income per share	$0.24	$0.68	$0.70
Basic weighted average common shares outstanding	866	889	875
Diluted weighted average common shares outstanding	866	891	875

(a)	See Footnote Table 1 for details of the impairments and other charges recorded during the three months ended March 31, 2025.
(b)	During the three months ended March 31, 2024, Halliburton incurred a charge of $82 million primarily due to the impairment of an investment in Argentina and currency devaluation in Egypt.
(c)
The income tax provision during the three months ended March 31, 2025, includes a tax effect on impairments and other charges. The income tax provision during the three months ended March 31, 2024 includes the tax effect on the impairment of an investment in Argentina and Egypt currency impact.

See Footnote Table 1 for Reconciliation of Operating Income to Adjusted Operating Income.
See Footnote Table 2 for Reconciliation of Net Income to Adjusted Net Income.
HALLIBURTON COMPANY
Condensed Consolidated Balance Sheets
(Millions of dollars)
(Unaudited)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and equivalents	$1,804	$2,618
Receivables, net	5,204	5,117
Inventories	3,044	3,040
Other current assets	1,477	1,607
Total current assets	11,529	12,382
Property, plant, and equipment, net	5,149	5,113
Goodwill	2,891	2,838
Deferred income taxes	2,345	2,339
Operating lease right-of-use assets	984	1,022
Other assets	2,281	1,893
Total assets	$25,179	$25,587
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$3,168	$3,189
Accrued employee compensation and benefits	632	711
Current maturities of long-term debt	381	381
Current portion of operating lease liabilities	264	263
Other current liabilities	1,378	1,506
Total current liabilities	5,823	6,050
Long-term debt	7,160	7,160
Operating lease liabilities	769	798
Employee compensation and benefits	389	414
Other liabilities	629	617
Total liabilities	14,770	15,039
Company shareholders’ equity	10,367	10,506
Noncontrolling interest in consolidated subsidiaries	42	42
Total shareholders’ equity	10,409	10,548
Total liabilities and shareholders’ equity	$25,179	$25,587
HALLIBURTON COMPANY
Condensed Consolidated Statements of Cash Flows
(Millions of dollars)
(Unaudited)

	Three Months Ended
	March 31,
	2025	2024
Cash flows from operating activities:
Net income	$203	$609
Adjustments to reconcile net income to cash flows from operating activities:
Impairments and other charges	356	—
Depreciation, depletion, and amortization	277	263
Working capital (a)	(154)	(341)
Other operating activities	(305)	(44)
Total cash flows provided by operating activities	377	487
Cash flows from investing activities:
Capital expenditures	(302)	(330)
Purchase of investment securities	(96)	(88)
Proceeds from sales of property, plant, and equipment	49	49
Sales of investment securities	41	—
Payments to acquire businesses	(116)	—
Purchase of an equity investment	(345)	—
Other investing activities	(15)	(12)
Total cash flows used in investing activities	(784)	(381)
Cash flows from financing activities:
Stock repurchase program	(250)	(250)
Dividends to shareholders	(147)	(151)
Other financing activities	(9)	(21)
Total cash flows used in financing activities	(406)	(422)
Effect of exchange rate changes on cash	(1)	(57)
Increase (decrease) in cash and equivalents	(814)	(373)
Cash and equivalents at beginning of period	2,618	2,264
Cash and equivalents at end of period	$1,804	$1,891

(a)	Working capital includes receivables, inventories, and accounts payable.
See Footnote Table 3 for Reconciliation of Cash Flows from Operating Activities to Free Cash Flow.
HALLIBURTON COMPANY
Revenue and Operating Income Comparison
By Operating Segment and Geographic Region
(Millions of dollars)
(Unaudited)

	Three Months Ended
	March 31,		December 31,
Revenue	2025	2024	2024
By operating segment:
Completion and Production	$3,120	$3,373	$3,178
Drilling and Evaluation	2,297	2,431	2,432
Total revenue	$5,417	$5,804	$5,610

By geographic region:
North America	$2,236	$2,546	$2,213
Latin America	896	1,108	953
Europe/Africa/CIS	775	729	795
Middle East/Asia	1,510	1,421	1,649
Total revenue	$5,417	$5,804	$5,610

Operating Income
By operating segment:
Completion and Production	$531	$688	$629
Drilling and Evaluation	352	398	401
Total operations	883	1,086	1,030
Corporate and other	(66)	(65)	(65)
SAP S4 upgrade expense	(30)	(34)	(33)
Impairments and other charges	(356)	—	—
Total operating income	$431	$987	$932

See Footnote Table 1 for Reconciliation of Operating Income to Adjusted Operating Income.
FOOTNOTE TABLE 1
HALLIBURTON COMPANY
Reconciliation of Operating Income to Adjusted Operating Income
(Millions of dollars)
(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2025	2024	2024
Operating income	$431	$987	$932
Impairments and other charges:
Severance costs	107	—	—
Impairment of assets held for sale	104	—	—
Impairment of real estate facilities	53	—	—
Other	92	—	—
Total impairments and other charges (a)	356	—	—
Adjusted operating income (b) (c)	$787	$987	$932

(a)
During the three months ended March 31, 2025, Halliburton recognized a pre-tax charge of $356 million as a result of severance costs, an impairment of assets held for sale, an impairment on real estate facilities, and other items, primarily related to legacy environmental remediation cost estimate increases.

(b)
Adjusted operating income is a non-GAAP financial measure which is calculated as: “Operating income” plus “Total impairments and other charges” for the respective periods. Management believes that operating income adjusted for impairments and other charges is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results.
Management analyzes operating income without the impact of these items as an indicator of performance, to identify underlying trends in the business, and to establish operational goals. The adjustments remove the effect of these items.

(c)
We calculate operating margin by dividing operating income by revenue. We calculate adjusted operating margin, a non-GAAP financial measure, by dividing adjusted operating income by revenue. Management believes adjusted operating margin is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 2
HALLIBURTON COMPANY
Reconciliation of Net Income to Adjusted Net Income
(Millions of dollars and shares except per share data)
(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2025	2024	2024
Net income attributable to company	$204	$606	$615
Adjustments:
Impairments and other charges (a)	356	—	—
Other, net (b)	—	82	—
Total adjustments, before taxes	356	82	—
Tax adjustment (c)	(43)	(9)	—
Total adjustments, net of taxes (d)	313	73	—
Adjusted net income attributable to company (d)	$517	$679	$615
Diluted weighted average common shares outstanding	866	891	875
Net income per diluted share (e)	$0.24	$0.68	$0.70
Adjusted net income per diluted share (e)	$0.60	$0.76	$0.70

(a)	See Footnote Table 1 for details of the impairments and other charges recorded during the three months ended March 31, 2025.
(b)	During the three months ended March 31, 2024, Halliburton incurred a charge of $82 million primarily due to the impairment of an investment in Argentina and currency devaluation in Egypt.
(c)
The tax adjustment in the table above includes the tax effect on the impairments and other charges recorded during the three months ended March 31, 2025. Additionally, the tax adjustment in the table above includes the tax effect on the impairment of an investment in Argentina and Egypt currency impact during the three months ended March 31,
2024.

(d)
Adjusted net income attributable to company is a non-GAAP financial measure which is calculated as: “Net income attributable to company” plus “Total adjustments, net of taxes” for the respective periods. Management believes net income adjusted for the impairments and other charges, and the impairment of an investment in Argentina and currency devaluation in Egypt, along with the tax adjustment, is useful to investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of the company's normal operating results. Management analyzes net income without the impact of these items as an indicator of performance to identify underlying trends in the business and to establish operational goals. Total adjustments remove the effect of these items.

(e)
Net income per diluted share is calculated as: “Net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Adjusted net income per diluted share is a non-GAAP financial measure which is calculated as: “Adjusted net income attributable to company” divided by “Diluted weighted average common shares outstanding.” Management believes adjusted net income per diluted share is useful to investors to assess and understand operating performance.

FOOTNOTE TABLE 3
HALLIBURTON COMPANY
Reconciliation of Cash Flows from Operating Activities to Free Cash Flow
(Millions of dollars)
(Unaudited)

	Three Months Ended
	March 31,		December 31,
	2025	2024	2024
Total cash flows provided by operating activities	$377	$487	$1,456
Capital expenditures	(302)	(330)	(426)
Proceeds from sales of property, plant, and equipment	49	49	74
Free cash flow (a)	$124	$206	$1,104

(a)
Free Cash Flow is a non-GAAP financial measure which is calculated as “Total cash flows provided by operating activities” less “Capital expenditures” plus “Proceeds from sales of property, plant, and equipment.” Management believes that Free Cash Flow is a key measure to assess liquidity of the business and is consistent with the disclosures of
Halliburton's direct, large-cap competitors.

Conference Call Details
Halliburton Company (NYSE: HAL) will host a conference call on Tuesday, April 22,
2025, to discuss its first quarter 2025 financial results. The call will begin at 8:00 a.m.
CT (9:00 a.m. ET).
Please visit the Halliburton website to listen to the call via live webcast. A recorded version will be available for seven days under the same link immediately following the conclusion of the conference call. You can also pre-register for the conference call and obtain your dial in number and passcode by clicking here.
CONTACTS
Investors Relations Contact
David Coleman
Investors@Halliburton.com
281-871-2688
Media Relations
Misty Rowe
PR@Halliburton.com
281-871-2601